CONSENT OF INDEPENDENT REGISTERED  CERTIFIED PUBLIC ACCOUNTANTS


TO:     Para  Mas  Internet,  Inc..


     As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our reports, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated August 20, 2003 relating to the financial statements of Para Mas Internet, Inc. as of June 20, 2003 and for the two years in the period ended
June 30, 2003 ,and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                    /s/  RUSSELL  BEDFORD  STEFANOU  MIRCHANDANI  LLP
                     ------------------------------------------------
                     RUSSELL  BEDFORD  STEFANOU  MIRCHANDANI  LLP



McLean,  Virginia
September  17,  2004